INVESTOR CONTACTS:
Ken Tarpey                                   Corey Cutler/Meredith Pudalov
Executive Vice President and CFO             Morgen-Walke Associates
Proxicom                                     212-850-5600
703-262-3200 or fax: 703-262-3201

MEDIA CONTACT:
Geary Campbell
Proxicom
703-262-6134 or gcampbell@proxicom.com



PROXICOM CONFIRMS COMPAQ WILL NOT COMPETE WITH $7.50 PER SHARE
DIMENSION DATA OFFER


RESTON, Va. (May 11, 2001) -- PROXICOM, INC. (NASDAQ: PXCM) announced today that it has been advised by Compaq that the company will not increase its $5.75 per share offer for Proxicom shares to compete with the $7.50 per share offer submitted by Dimension Data Holdings plc.

      As previously announced, Proxicom notified Compaq on May 9, 2001 that the Dimension Data offer is a "superior proposal" under the terms of the merger agreement between Compaq and Proxicom. In accordance with the terms of the merger agreement between Compaq and Proxicom, Proxicom is entitled to terminate that agreement if Compaq does not match the Dimension Data proposal by 5:00 p.m. EDT on Monday, May 14, 2001. Proxicom is prepared to execute definitive agreements that have been signed and submitted by Dimension Data promptly upon its termination of the Compaq merger agreement. In such event Proxicom is obligated to pay Compaq a $10 million termination fee.

ABOUT PROXICOM:
Proxicom, Inc. is a leading e-business consulting and development company that delivers innovative Internet and multi-channel solutions for Fortune 500 companies and other global, forward-thinking businesses. Our 1,000 strategy, creative and technology professionals provide specialized e-business development expertise for the following global practices: Automotive and Manufacturing, Communications and High Tech, Consumer Goods and Retail, Energy, Financial Services, Media and Entertainment and Service Industries. Founded in 1991, Proxicom has



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developed and built e-businesses for such blue-chip companies as America Online,
General Electric, General Motors, Merrill Lynch, Marriott International, NBC, and Toyota Motor Sales, USA, among many others. With its headquarters in Reston, Va., Proxicom has offices in Boston, Chicago, Houston, London, Los Angeles, Munich, New York, Paris, Rome, San Francisco, and Sausalito, Calif. For more information, please visit www.proxicom.com or call 1-877-PROXICOM.


INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ BOTH THE COMPAQ TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT OF PROXICOM REGARDING THE COMPAQ TENDER OFFER, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON THURSDAY, MAY 03, 2001, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE STATEMENTS AND OTHER DOCUMENTS FILED BY COMPAQ AND PROXICOM AT THE SEC'S WEB SITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND RELATED MATERIALS MAY BE OBTAINED FOR FREE BY DIRECTING SUCH REQUESTS TO COMPAQ INVESTOR RELATIONS. THE SOLICITATION/RECOMMENDATION STATEMENT AND SUCH OTHER DOCUMENTS MAY BE OBTAINED BY DIRECTING SUCH REQUESTS TO PROXICOM INVESTOR RELATIONS.

INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT OF PROXICOM, IF AND WHEN IT BECOMES AVAILABLE, REGARDING THE PROPOSED TENDER OFFER BY DIMENSION DATA REFERRED TO IN THIS PRESS RELEASE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE SOLICITATION/RECOMMENDATION STATEMENT WOULD BE FILED BY PROXICOM WITH THE SEC. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THIS STATEMENT (IF AND WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PROXICOM AT THE SEC'S WEB SITE AT WWW.SEC.GOV. IF AND WHEN AVAILABLE, THE SOLICITATION/RECOMMENDATION STATEMENT AND SUCH OTHER DOCUMENTS MAY BE OBTAINED BY DIRECTING SUCH REQUESTS TO PROXICOM INVESTOR RELATIONS.

THE STATEMENTS IN THIS PRESS RELEASE REGARDING THE COMPANY'S BUSINESS WHICH ARE NOT HISTORICAL FACTS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL OPERATING RESULTS TO DIFFER MATERIALLY. SUCH RISKS AND UNCERTAINTIES INCLUDE MANAGEMENT CHALLENGES RESULTING FROM OUR RAPID GROWTH, THE COMPANY'S DEPENDENCE ON A NUMBER OF SIGNIFICANT CLIENTS, THE SENSITIVITY OF THE COMPANY'S BUSINESS TO GENERAL ECONOMIC CONDITIONS AND THE HIGHLY COMPETITIVE MARKETS IN WHICH THE COMPANY OPERATES. FOR A DISCUSSION OF SOME OF THE IMPORTANT RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THESE FORWARD-LOOKING STATEMENTS, SEE THE "RISK FACTORS" SECTION IN THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2001.


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